Exhibit 5.1

Mitchell Silberberg & Knupp llp

A Law Partnership Including Professional Corporations

October 8, 2026

Peraso Inc. 2033 Gateway Place, Suite 500 San Jose, CA 95110
Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Peraso Inc., a Delaware corporation (the “Company”), in connection with the filing of the Company’s registration statement on Form S-8 (the “Registration Statement”) with the U.S. Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), an aggregate of 1,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable pursuant to the Peraso Inc. Amended and Restated 2019 Stock Incentive Plan, as amended (the “Plan”).

For purposes of rendering this opinion, we have examined the Plan, the forms of award agreements under the Plan, the Registration Statement, the Certificate of Incorporation and the Bylaws of the Company, as amended or restated, the proceedings and other actions of the Company that provide for the issuance of the Shares, and such other documents and matters as we have deemed necessary for purposes of rendering this opinion. We have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons who have executed documents examined by us, the genuineness of all signatures on all documents examined by us, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. In rendering the opinion set forth below, we have assumed that certificates evidencing the Shares, if any, will be signed by the authorized officers of the Company and registered by the transfer agent and registrar and will conform to the specimen certificate for the Common Stock and that, at all times prior to the issuance of the Shares, the Company will maintain a sufficient number of authorized but unissued shares of Common Stock available for such issuance. In addition, we have assumed that the resolutions of the Company’s board of directors or its applicable committee authorizing the Company to issue and deliver the Shares will be in full force and effect at all times at which such Shares are issued and delivered by the Company, and that the Company will take no action inconsistent with such resolutions.

Based upon and subject to the foregoing, it is our opinion that the Shares, when issued, delivered and paid for in accordance with the Plan and in the manner described in the Registration Statement and the related prospectus, will be validly issued, duly authorized, fully paid and nonassessable.

437 Madison Avenue, 25th Floor, New York, New York 10022 Phone: (212) 509-3900 Fax: (212) 509-7239 Website: www.msk.com

Peraso Inc.

October 8, 2026

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issuance of the Shares. We are members of the bar of the State of New York. The Company is a Delaware corporation, and we have not considered, and we express no opinion as to, any law other than the Delaware General Corporation Law (including the statutory provisions and reported judicial decisions interpreting the foregoing), in each case as in effect on the date hereof. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision, or otherwise.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,

/s/ Mitchell Silberberg & Knupp LLP

Mitchell Silberberg & Knupp LLP